Filed Pursuant to Rule 424(b)(7)
Registration No. 333-179080

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)
Ordinary shares, nominal value $0.0001 per share	12,020,616	$46.39	$557,636,377.00	$63,905.13

(1)	Pursuant to Rule 416 under the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant’s ordinary shares as reported on The NASDAQ Global Select Market on January 18, 2012.

(3)	The registration fee is calculated and being paid pursuant to Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-179080) filed by the Registrant on January 19, 2012.

(4)	On October 26, 2011, the registrant (f/k/a Azur Pharma Public Limited Company ) filed a registration statement on Form S-4 (File No. 333-177528) as amended by Amendment No. 1 thereto, which was declared effective on November 10, 2011 (the “S-4 Registration Statement”), registering the issuance of 53,986,381 of the Registrant’s ordinary shares in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger and Reorganization, dated as of September 19, 2011, as amended, by and among the registrant, Jazz Pharmaceuticals, Inc., Jaguar Merger Sub Inc., and Seamus Mulligan, solely in his capacity as indemnitors’ representative. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to ordinary shares registered hereby in the amount of $63,905.13 is offset by $43,794.19 in registration fees previously paid by the Registrant with respect to 10,148,671 of the Registrant’s ordinary shares that were registered but not issued in connection with the Merger. Accordingly, a registration fee of $20,110.94 is being paid at this time.

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 19, 2012)

12,020,616 Ordinary Shares

This prospectus supplement relates to the disposition from time to time of up to 12,020,616 ordinary shares that are held or beneficially owned by the selling shareholders named in this prospectus supplement. We are not selling any ordinary shares under this prospectus supplement and will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders.

The selling shareholders identified in this prospectus supplement, or their permitted transferees or other successors-in-interest that may be indentified in a prospectus supplement, may offer the ordinary shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide more information about how the selling shareholders may sell their ordinary shares in the section entitled “Plan of Distribution” beginning on page S-9 of this prospectus supplement. We will not be paying any underwriting discounts or commissions in connection with any offering of ordinary shares under this prospectus supplement and the accompanying prospectus.

As more fully described below under “Prospectus Supplement Summary—Jazz Pharmaceuticals plc” on page S-1 of this prospectus supplement, on January 18, 2012, the merger contemplated by the agreement and plan of merger and reorganization that we entered into with Jazz Pharmaceuticals, Inc., or JPI, and certain other parties on September 19, 2011 was consummated, as a result of which JPI became our wholly-owned subsidiary. In connection with the merger, we were re-named Jazz Pharmaceuticals plc, and the stockholders of JPI became our shareholders. We are considered the successor to JPI for certain purposes under both the Securities Act of 1933, as amended, or the Securities Act, and Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol “JAZZ.” On January 18, 2012, the last reported sale price of our ordinary shares on The NASDAQ Global Select Market was $47.34.

Investing in our ordinary shares involves a high degree of risk. You should review carefully the risks and uncertainties incorporated by reference herein under the heading “Risk Factors” in this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 19, 2012.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that Jazz Pharmaceuticals plc filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this process, among other transactions, the selling shareholders may from time to time, in one or more offerings, sell the ordinary shares described in this prospectus supplement.

This prospectus supplement describes the terms of the offerings by the selling shareholders and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus, dated January 19, 2012, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, in their entirety before making an investment decision.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than its respective date, regardless of when this prospectus supplement and the accompanying prospectus is delivered, or when any sale of our ordinary shares occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

S-i

References in this prospectus supplement to “Jazz Pharmaceuticals,” “we,” “us” and “our” refer to Jazz Pharmaceuticals Public Limited Company, a public limited company formed under the laws of Ireland, and its subsidiaries, including JPI, unless the context indicates otherwise.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our ordinary shares incorporated by reference herein under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus, as well as the financial statements and related notes, pro forma financial information, and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Jazz Pharmaceuticals plc

Overview

We are a specialty biopharmaceutical company focused on the identification, development and commercialization of pharmaceutical products to meet important unmet medical needs in focused therapeutic areas. Our marketed products include Xyrem (sodium oxybate), which is the only product approved by the United States Food and Drug Administration, or FDA, for the treatment of both cataplexy and excessive daytime sleepiness in patients with narcolepsy; our psychiatry products, FazaClo (clozapine, USP) LD and FazaClo HD, orally disintegrating clozapine tablets indicated for treatment resistant schizophrenia, Luvox CR (fluvoxamine maleate) marketed for the treatment of obsessive compulsive disorder; Prialt (ziconotide intrathecal injection), the only non-opioid intrathecal analgesic indicated for refractory severe chronic pain; and a portfolio of women’s health and other products led by Elestrin, a clear fast-drying estradiol gel indicated for the treatment of moderate to severe vasomotor symptoms associated with menopause.

Recent Developments

On January 18, 2012, we and JPI consummated the merger contemplated by the agreement and plan of merger and reorganization, or the merger agreement, we entered into with JPI and certain other parties on September 19, 2011. In connection with the merger, we were re-named Jazz Pharmaceuticals plc and became the parent company of JPI, with JPI becoming our wholly-owned subsidiary. In the merger, all outstanding shares of JPI’s common stock were canceled and converted into the right to receive, on a one-for-one basis, our ordinary shares. Immediately after giving effect to the issuance of our ordinary shares to the former JPI stockholders in the merger, approximately 56,197,577 of our ordinary shares were outstanding, of which approximately 78% were held by the former JPI stockholders. The remaining 22% of our ordinary shares outstanding immediately after giving effect to the merger were held by persons and entities who acquired our ordinary shares prior to the merger, including the selling shareholders named herein. Our ordinary shares trade on the same exchange, The NASDAQ Global Select Market, and under the trading symbol, “JAZZ”, that the shares of JPI common stock traded on and under prior to the merger.

JPI is deemed to be the acquiring company for accounting purposes and the transaction is being accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. As a result, the historical financial statements of JPI became our historical financial statements. We are also considered to be the successor to JPI for certain purposes under both the Securities Act and the Exchange Act, and certain of JPI’s historical reports filed under the Exchange Act are incorporated by reference in this prospectus. Prior to the merger, we were known as Azur Pharma Public Limited Company, or Azur Pharma. The historical financial statements for Azur Pharma for the years ended December 31, 2010, 2009 and 2008 and for the nine months ended September 30, 2011 and 2010, and pro forma financial information related to the merger, are incorporated by reference in this prospectus from JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011. See “Where You Can Find More Information” beginning on page 6 of the accompanying prospectus. A brief description of the historic business of Azur Pharma prior to the merger is included beginning on page 2 of the accompanying prospectus.

Corporate Information

We are a public limited company formed under the laws of Ireland (registered number 399192) in March 2005. We were originally formed as a private limited liability company under the name Azur Pharma Limited and were subsequently re-registered as a public limited company under the name Azur Pharma Public Limited Company in October 2011. In connection with the merger, we were re-named Jazz Pharmaceuticals plc and became the parent company of and successor to JPI. Our principal executive offices are located at 45 Fitzwilliam Square, Dublin 2, Ireland. Our telephone number is 011-353-1-634-4183. Our website address is www.jazzpharmaceuticals.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

The Offering

The selling shareholders named in this prospectus supplement may offer and sell up to 12,020,616 of our ordinary shares. Ordinary shares that may be offered in this offering will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling shareholders of any of the ordinary shares covered by this prospectus supplement. Throughout this prospectus supplement, when we refer to the selling shareholders, we are referring to the selling shareholders named herein and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus supplement from a selling shareholder as a gift, pledge, or other non-sale related transfer that may be indentified in a prospectus supplement.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011 and incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the expected synergies and other benefits, including tax, financial and strategic benefits, of the merger to us and our shareholders;

•	future sales of Xyrem and our other products;

•	our ability to obtain adequate clinical and commercial supplies of our product candidates and products from current and new single source suppliers and manufacturers;

•	our ability to protect our intellectual property and defend our patents; and

•	the sufficiency of our cash resources and our expectations regarding our future cash flow, expenses, revenues, financial results and capital requirements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011 and incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information” in the accompanying prospectus and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any of the proceeds from sales of our ordinary shares by the selling shareholders pursuant to this prospectus supplement and the accompanying prospectus.

SELLING SHAREHOLDERS

This prospectus supplement relates to the resale of up to an aggregate of 12,020,616 ordinary shares held by or beneficially owned by the selling shareholders listed or otherwise identified in the table below. Except as otherwise noted in the footnotes to the table below, these shares were initially acquired from us to prior to the merger in private transactions exempt from the registration requirements of the Securities Act.

Pursuant to the merger agreement, we entered into a registration rights agreement, dated January 13, 2012, with all of the holders of our ordinary shares on that date. Pursuant to the registration rights agreement, we agreed to file a registration statement with the SEC covering the resale of all of the ordinary shares held by the parties to the registration rights agreement (or their permitted transferees) on the date of the closing of the merger (immediately after giving effect to such closing) and to cause such resale registration statement to become effective under the Securities Act as soon as reasonably practicable following the closing of the merger. We agreed to keep such registration statement continuously effective under the Securities Act until the earlier of such time as all of the shares registered hereby are publicly resold or the registration rights terminate under the registration rights agreement. In accordance with our obligations under the registration rights agreement, we have filed with the SEC the registration statement of which this prospectus supplement and the accompanying prospectus form a part. We have agreed to pay all expenses incurred with respect to the registration of the ordinary shares, certain underwritten public offerings permitted under the registration rights agreement, and certain legal expenses of the parties to the registration rights agreement of up to $50,000 (but not any underwriting discounts or commissions). The registration rights agreement also provides for cross-indemnification for some liabilities, including liabilities arising under the Securities Act.

In accordance with a separate escrow agreement among us, JPI, Seamus Mulligan, as representative of the indemnitors, and Deutsche Bank National Trust Company, or Deutsche Bank, as escrow agent, a total of 1,236,017 of our ordinary shares, representing 10% of our ordinary shares that were outstanding immediately prior to the consummation of the merger, are subject to an escrow and will be held by Deutsche Bank, as escrow agent, as security for the indemnification obligations under the merger agreement of the holders of our ordinary shares immediately prior to the consummation of the merger. The shareholders owning ordinary shares subject to such escrow have the right to vote the escrowed ordinary shares and to receive all dividends on the escrowed ordinary shares, other than certain dividends paid in additional shares of our capital stock. Any shares of our capital stock issuable in respect of or in exchange for any escrowed ordinary shares, whether by way of share splits, dividends, or otherwise, will be issued in the name of the escrow agent and held under the escrow agreement, subject to certain exceptions. The shareholders owning ordinary shares subject to such escrow are also entitled to remove their ordinary shares from the escrow account provided they replace the removed ordinary shares with cash having an equivalent value.

Deutsche Bank, as escrow agent, is permitted to sell ordinary shares held in the escrow account for the purpose of satisfying indemnification claims that may arise from time to time upon receipt of proper instructions and direction pursuant to the terms of the escrow agreement. Subject to the existence of any pending claims, ordinary shares retained in the escrow account as of July 18, 2013, the termination date for the escrow, will be released to the respective owners thereof. If there are unresolved indemnification claims as of the termination date, Deutsche Bank will retain a number of ordinary shares in escrow having a value sufficient to cover the amount of such pending claims until such claims are resolved. Deutsche Bank may not sell or otherwise dispose of ordinary shares held in the escrow account other than as described above or pursuant to joint written instructions of JPI and Seamus Mulligan, as indemnitors’ representative.

The following table sets forth the name of each selling shareholder, the number and percentage of ordinary shares beneficially owned by each selling shareholder as of January 18, 2012, the maximum number of ordinary shares offered by each selling shareholder pursuant to this prospectus supplement and the number of ordinary shares and percentage of ordinary shares beneficially owned by each selling shareholder after completion of the sale of the maximum number of ordinary shares that may be offered under this prospectus supplement by such selling shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our ordinary shares. Generally, a person “beneficially owns” ordinary shares if the person has or shares with others the right to vote those ordinary shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percentages in the table below are based on 56,197,577 ordinary shares outstanding as of January 18, 2012, immediately after giving effect to the merger. Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, we believe that each person identified in the table possesses sole voting and investment power over all ordinary shares as beneficially owned by such person.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholders, and we have not independently verified this information.

Selling Shareholder	Beneficial Ownership as of January 18, 2012		Maximum Number of Ordinary Shares Offered(2)	Beneficial Ownership After the Sale of the Maximum Number of Ordinary Shares(1)
	Number	%		Number	%
Seamus Mulligan(3)	5,691,599	10.1%	5,291,009	400,590	*
Davycrest Nominees(4)	4,986,141	8.9%	4,986,141	—	—
David Brabazon(5)(6)	510,725	*	411,334	99,391	*
Drand Limited(5)(6)	86,496	*	86,496	—	—
Eunan and Ciara Maguire(7)	360,800	*	347,905	12,895	*
Focus Global Fund(8)	28,832	*	28,832	—	—
Mintmac Limited(9)	96,107	*	96,107	—	—
Conor Dalton(10)	1,442	*	1,442	—	—
Clodagh Delany(10)	14,416	*	14,416	—	—
Hugo and Jo Flinn(10)	3,604	*	3,604	—	—
William P. Foley(10)	8,169	*	8,169	—	—
Patrick J. Kiernan(10)	2,883	*	2,883	—	—
Michael Begley(10)	14,416	*	14,416	—	—
Paul M. Behan(10)	2,883	*	2,883	—	—
Peter and Marie-Louise McLaughlin(10)	24,026	*	24,026	—	—
Westpark Investments Limited(10)(11)	4,805	*	4,805	—	—
Patrick and Margaret Mary Goggin(10)	1,442	*	1,442	—	—
Sean Gilroy(10)	1,442	*	1,442	—	—
Barry Brennan and Aine Hennigan(10)	1,922	*	1,922	—	—
William Daniel(10)	14,416	*	14,416	—	—
Denis McDaid(10)	2,883	*	2,883	—	—
Kerogue Holdings(10)(12)	72,080	*	72,080	—	—
Mark Conan(10)	4,805	*	4,805	—	—
Norbert and Kitty Colbert(10)	4,805	*	4,805	—	—
Gerry O’Sullivan(10)	3,604	*	3,604	—	—
Blue Coast Private Equity L.P.(10)(13)	72,080	*	72,080	—	—
Shanklyn Properties Limited(10)(14)	4,805	*	4,805	—	—
Michael Kelly(10)(15)	110,751	*	6,920	103,831	—
Other selling shareholders(16)	504,944	*	504,944	—	—
Deutsche Bank National Trust Company, as escrow agent(17)	—	—	1,202,065	—	—

*	Less than 1%.

(1)

We do not know when or in what amounts the selling shareholders may offer and sell their ordinary shares. Each selling shareholder might sell all, some or none of the ordinary shares offered by this prospectus supplement and, as a result, we cannot estimate the number of ordinary shares that will be held by the respective selling shareholder after completion of the offering. However, for purposes of this table we have assumed that each selling shareholder will sell the maximum number of ordinary shares offered listed in the table above with respect to such selling shareholder, but not with respect to any other selling shareholder.

(2)

The maximum number of ordinary shares offered with respect to each selling shareholder includes the number of ordinary shares that are held by Deutsche Bank National Trust Company, as escrow agent, in the escrow account pursuant to the escrow agreement described above. These amounts do not include any other ordinary that the selling shareholders may beneficially own.

(3)

Mr. Mulligan is a member of our board of directors and serves as our Chief Business Officer, International Business Development. Prior to the merger, Mr. Mulligan served as the Chairman and Chief Executive Officer of the historic Azur Pharma entity, which he founded in March 2005. The number of ordinary shares beneficially owned by Mr. Mulligan includes (i) 4,858,532 ordinary shares held by him, (ii) 432,477 ordinary shares that are held by Mr. Mulligan on behalf of his wife, Deirdre Mallon, and (iii) 400,590 ordinary shares held by Mr. Mulligan in trust for other individuals for which Mr. Mulligan has sole voting power, but no dispositive power, which individuals are included among the “Other selling shareholders” referred to in footnote (16) below. The number of ordinary shares shown opposite Mr. Mulligan’s name under “Beneficial Ownership After the Sale of the Maximum Number of Ordinary Shares” consists solely of the 400,590 ordinary shares held by Mr. Mulligan in trust and for which he has no dispositive power. All of the ordinary shares held by Mr. Mulligan were acquired from us to prior to the merger in private transactions exempt from the registration requirements of the Securities Act, except for 7,345 shares held on January 18, 2012 that were issued under a registration statement on Form S-8 upon the exercise of an option granted to Mr. Mulligan. Mr. Mulligan has agreed to transfer, prior to December 31, 2013, 432,477 ordinary shares to a family trust, the beneficiaries of which are himself, his wife and his children. Deirdre Mallon has also agreed to transfer, prior to December 31, 2013, 432,477 ordinary shares to the family trust. If and when these transfers occur, such transferee will be added as a selling shareholder to the table above to the extent required by applicable law.

(4)

Prior to the merger, Davycrest Nominees (“Davycrest”) was our second largest shareholder and had the power to nominate one member to our Board of Directors pursuant to a shareholders agreement among us, Davycrest and our other shareholders. The shareholders agreement terminated upon the consummation of merger. The number of ordinary shares beneficially owned by Davycrest (i) includes 4,986,141 ordinary shares held by Davycrest on behalf of other individuals and institutions for which Davycrest has sole voting and dispositive power (which such individuals and institutions have economic rights in, but not beneficial ownership of, such shares within the meaning of relevant SEC rules and regulations), but (ii) excludes 372,202 ordinary shares which are held by Davycrest, solely as nominee, on behalf of the individuals and institutions identified by footnote (10) or included in “Other selling shareholders” in the table above, and for which Davycrest does not have any voting or dispositive power. Investment decisions are made on behalf of Davycrest by the Investment Committee of Davy Private Clients whose members are Adam Cleland, Pat Cooney, Paul Giblin, Robbie Kelleher, Brian McKiernan and Dermot Walsh. Davy Private Clients is an affiliate of J&E Davy. J&E Davy is the parent company of Davycrest. Davycrest has indicated that it is an affiliate of a broker-dealer and has represented that it acquired the ordinary shares offered hereby in the ordinary course of business and at the time of the purchase of those ordinary shares, did not have any agreements or understandings, directly or indirectly, with any person to distribute those ordinary shares. Prior to the merger, Mr. McKiernan served as a director of the historic Azur Pharma entity.

(5)

David Brabazon serves as our Senior Vice President, Finance, Dublin and Company Secretary. Mr. Brabazon also serves as a director of certain of our subsidiaries. Prior to the merger, Mr. Brabazon was Chief Financial Officer and Senior Vice President, Finance of the historic Azur Pharma entity and a director of certain of our subsidiaries. The number of ordinary shares beneficially owned by Mr. Brabazon includes 424,229 ordinary shares that are held by Mr. Brabazon and 86,496 ordinary shares that are beneficially owned by Drand Limited, as described in footnote (6) below. The number of ordinary shares shown opposite Mr. Brabazon’s name under “Beneficial Ownership After the Sale of the Maximum Number of Ordinary Shares” includes the 86,496 ordinary shares beneficially owned by Drand Limited.

(6)

Represents ordinary shares that Drand Limited, a private limited company organized under the laws of Ireland, has the right to acquire within 60 days of the date of this prospectus supplement pursuant to an agreement between Mr. Brabazon and Drand Limited under which Mr. Brabazon has agreed to sell 86,946 ordinary shares to Drand Limited. Mr. Brabazon holds 1% of the ordinary shares of Drand Limited and his wife, Ruth Brabazon, holds the remaining 99% of the ordinary shares of Drand Limited. Drand Limited is managed by its board of directors, which consists of Mr. Brabazon and Mrs. Brabazon, each of whom are deemed to have voting and investment control over the shares beneficially owned by Drand Limited. No ordinary shares will be sold hereunder by Drand Limited until the transaction contemplated by the agreement between Mr. Brabazon and Drand Limited is consummated.

(7)

Eunan Maguire serves as our Senior Vice President, Strategy and Corporate Development. Mr. Maguire also serves as a director of Jazz Pharmaceuticals Commercial Corp., a wholly-owned subsidiary formerly known as Azur Pharma Inc. (“Jazz Pharmaceuticals Commercial”). Prior to the merger, Mr. Maguire was a director and the President, U.S. Operations of Azur Pharma Inc. Ciara Maguire is Mr. Maguire’s wife.

(8)

Represents 28,832 ordinary shares held in the name of Morstan Nominees Limited, as nominee for Focus Global Fund, a subsidiary of Focus Funds public limited company (“Focus Funds”). Focus Funds is an investment company incorporated with limited liability in Ireland and authorized as an umbrella fund with segregated liability between sub-funds. Focus Funds is managed by the following directors: Dermot Walsh, Aiden Maguire, Dan Morrissey and Frank Ennis. Focus Investments, appointed as investment manager pursuant to an investment management and distribution agreement, exercises investment discretion and control over the assets held by Focus Funds. Each of Messrs. Walsh, Maguire, Morrissey and Ennis as well as Seamus Murphy from Focus Investments may be deemed to share voting and investment power over the ordinary shares beneficially owned by Focus Funds as a result of their position or affiliation with Focus Funds and/or Focus Investments. Focus Investments Limited is a subsidiary of J&E Davy. Each such individual disclaims beneficial ownership of the ordinary shares owned by Focus Funds.

(9)

Represents 96,107 ordinary shares held in the name of Balkan Investment Company, as nominee for Mintmac Limited. Mintmac Limited is a company incorporated with limited liability in Ireland. Mintmac Limited is managed by its board of directors who have nominated Catherine Ghose as the person exercising investment discretion and control and voting control over the assets of Mintmac Limited. Ms. Ghose disclaims beneficial ownership of the ordinary shares.

(10)	Represents ordinary shares held through Davycrest, as nominee, on behalf of the selling shareholder for which Davycrest does not have any voting or dispositive power.

(11)

Westpark Investments Limited (“Westpark”) is a limited liability company organized under the laws of Ireland. Voting and dispositive power for the ordinary shares beneficially owned by Westpark is held by the directors of Westpark, who are Helen Molloy and Kevin Molloy. Patrick Kelly, who is also company secretary of Westpark, has been authorized to act in respect of the ordinary shares on behalf of the directors. Mr. Kelly disclaims beneficial ownership of the ordinary shares beneficially owned by Westpark.

(12)

Kerogue Holdings (“Kerogue”) is an unlimited company established under the laws of Ireland. The directors of Kerogue are Patrick Tobin and Donal Ring. Voting and dispositive power for the ordinary shares beneficially owned by Kerogue is held by Mr. Tobin, who disclaims beneficial ownership of the ordinary shares.

(13)

Blue Coast Private Equity L.P. is a limited partnership, the general partnership of which is Blue Coast Managers Limited, a limited liability company established under the laws of Jersey. The following individuals, as directors of Blue Coast Managers Limited, have voting and dispositive power with respect to the ordinary shares owned by Blue Coast Private Equity L.P.: Jeremy Gogan, Michael Rosehill, Clive Lewis, Darren Kelland and Martin Bralsford. Each such individual disclaims beneficial ownership of the ordinary shares owned by Blue Coast Private Equity L.P.

(14)

Shanklyn Properties Limited (“Shanklyn Properties”) is a limited liability company established under the laws of Ireland. Voting and dispositive power for the ordinary shares held by Shanklyn Properties is held by the directors of the Shanklyn, who are William Flanagan, Phillip Monaghan and Peter Nevin.

(15)

Michael Kelly serves as a director and the Senior Vice President, Sales and Marketing of Jazz Pharmaceuticals Commercial. Prior to the merger, Mr. Kelly was a director and the Senior Vice President, General Manager, U.S. Operations of Azur Pharma Inc. The 103,831 ordinary shares shown opposite Mr. Kelly’s name in the column “Beneficial Ownership After the Sale of the Maximum Number of Ordinary Shares” reflect shares that were previously issued to Mr. Kelly upon the exercise of options pursuant to a registration statement on Form S-8 that we previously filed with the SEC.

(16)

Consists of selling shareholders that collectively beneficially own less than 1% of our outstanding ordinary shares as of January 18, 2012. Of these ordinary shares, (i) 400,590 represent ordinary shares that are held by Seamus Mulligan, referred to in footnote (3) above, in trust for 19 individuals for which Mr. Mulligan has sole voting, but no dispositive, power, and (ii) 104,354 represent ordinary shares that are held by Davycrest, solely as nominee, and for which Davycrest has no voting or dispositive power.

(17)

Deutsche Bank National Trust Company serves as escrow agent under the escrow agreement described above. In addition to the 1,202,065 ordinary shares set forth in the table above under “Maximum Number of Ordinary Shares Offered” opposite Deutsche Bank’s name, there are an additional 33,952 ordinary shares in the escrow account that were previously issued pursuant to a registration statement on Form S-8 that we previously filed with the SEC and are not registered for resale pursuant to the registration statement of which this prospectus supplement is a part. Under the SEC rules, prior to a claim arising under the escrow agreement, Deutsche Bank, as escrow agent, is not deemed to be a beneficial owner of the ordinary shares in the escrow account, or the escrow shares. The total number of shares shown in the table above under “Maximum Number of Ordinary Shares Offered” exceed the number of shares being registered for resale hereby solely as a result of the escrow shares being separately identified in the table above opposite Deutsche Bank’s name. See also footnote (2) above.

Additional Relationships and Transactions with Certain Selling Shareholders

Seamus Mulligan

Lease and Sublease

On October 20, 2008, we entered into a lease agreement with Seamus Mulligan, pursuant to which Mr. Mulligan, as landlord, leased to us, as tenant, an aggregate of 4,128 square feet for our office located at 45 Fitzwilliam Square, Dublin 2, Ireland. The term of the lease is 21 years from October 20, 2008. The annual rent due under the lease is €206,760. The lease contains an “upwards only” rent review clause pursuant to which the annual rent due thereunder may be adjusted on scheduled rent review dates to equal the higher of either the rent contractually payable immediately prior to the applicable rent review date or the open market rent on such rent review date, as determined in accordance with the provisions of the lease. The most recent rent review occurred in October 2010 and resulted in no increase to the annual rent, with the next review scheduled for 2015. The lease also requires the tenant to insure the premises for consequential losses arising out of certain types of damage to the premises.

License Option

On May 30, 2011, we entered into a Development Agreement with Circ Pharma Limited and Circ Pharma Research Limited (the “Development Agreement”) providing for the purchase of an option to license certain rights and assets in relation to a chronotherapeutic formulation of Tramadol for $250,000, together with the sum of $50,000 as a contribution to the patent expenses incurred by Circ Pharma prior to the effective date of the option. Mr. Mulligan is Chairman and owner of the Circ Pharma Group. We have not exercised the option to date. On January 9, 2012, we entered into an amendment to the Development Agreement, which provided us an extension to consider and evaluate the program contemplated by the option for a period of six months from the closing of the merger.

See also “Employment and Noncompetition Agreements” below.

Davycrest Nominees

For the year 2011, we paid €124,000 in fees to Davy Corporate Finance Limited for general advisory work and €40,000 in advisory fees to Davy Private Clients. Davy Corporate Finance Limited and Davy Private Clients are both affiliates of J&E Davy. J&E Davy is the parent company of Davycrest. We did not pay any fees to Davy Corporate Finance Limited or Davy Private Clients in 2009 or 2010.

Employment and Noncompetition Agreements

Each of Seamus Mulligan, David Brabazon, Eunan Maguire and Michael Kelly entered into an employment agreement with us or Azur Pharma Inc., as applicable, that became effective on the closing date of the merger, and a noncompetition agreement with us or Azur Pharma Inc., as applicable. The employment agreements generally provide for a base salary, eligibility to receive an annual cash bonus and certain severance and change in control benefits. The noncompetition agreements Messrs. Mulligan, Brabazon, Maguire and Kelly entered into with us or Azur Pharma Inc., as applicable, provide that during a specified period following the effective date of the noncompetition agreement and/or following the termination of such employee’s employment, as applicable, such employee will not engage in certain competitive activities as enumerated therein. These employment and noncompetition agreements are described in more detail in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011 under the caption “The Reorganization and the Merger—Interests of Certain Persons in the Merger.”

PLAN OF DISTRIBUTION

We are registering the ordinary shares issued to the selling shareholders prior to the completion of the merger to permit the resale of these shares by the selling shareholders from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the sale by the selling shareholders of the ordinary shares. We will bear all fees and expenses incident to the registration of the ordinary shares on behalf of the selling shareholders.

Each selling shareholder of the ordinary shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares covered hereby on The NASDAQ Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	an underwritten public offering in which one or more underwriters participate;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus supplement and the accompanying prospectus is a part, to the extent permitted by law;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•

put or call options transactions or through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus supplement and the accompanying prospectus may be amended or further supplemented from time to time to describe a specific plan of distribution, which amended prospectus or prospectus supplement may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the ordinary shares;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The selling shareholders may also sell ordinary shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus supplement and the accompanying prospectus.

If underwriters are used in the sale, the ordinary shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of ordinary shares, underwriters may receive compensation from the selling shareholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling shareholders use an underwriter or underwriters to effectuate the sale of ordinary shares, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those ordinary shares. To the extent required by law, the names of the underwriters will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement and the accompanying prospectus, used by the underwriters to sell those securities. The obligations of the underwriters to purchase those ordinary shares will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the ordinary shares offered by such prospectus supplement if any of such ordinary shares are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the ordinary shares owned by them. The pledgees, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling shareholders. The number of a selling shareholder’s ordinary shares offered under this prospectus supplement will decrease as and when it takes such actions. The plan of distribution for that selling shareholder’s ordinary shares will otherwise remain unchanged.

In connection with the sale of the ordinary shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling shareholders may also sell the ordinary shares short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement and the accompanying prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders may also sell ordinary shares from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling shareholders may sell ordinary shares directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.

A selling shareholder which is an entity my elect to make a pro rata in-kind distribution of the ordinary shares to its members, partners or shareholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the ordinary shares acquired in the distribution. A selling shareholder which is an individual may make gifts of ordinary shares covered hereby. Such donees may use this prospectus supplement to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

The selling shareholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any discounts, commissions or concessions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each selling shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares. In no event shall any underwriter or broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling shareholders may be entitled to contribution. We may be indemnified by the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus supplement, or we may be entitled to contribution.

The selling shareholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

We agreed to use our reasonable best efforts keep the registration statement of which this prospectus supplement is a part effective until the earlier of (i) the date on which the ordinary shares may be resold by the selling shareholders without registration and without regard to any volume restrictions by reason of under Rule 144 under the Securities Act or any other rule of similar effect, (ii) all of the ordinary shares we have registered on behalf of the selling shareholders have been sold pursuant to Rule 144 under the Securities Act or any other rule of similar effect or (iii) two years from the date the registration statement of which this prospectus supplement and the accompanying prospectus form a part was declared effective by the SEC, provided that such two year period is subject to extension for the number of days that the effectiveness of the registration statement of which this prospectus supplement and the accompanying prospectus form a part is suspended. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale of ordinary shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of ordinary shares by the selling shareholders or any other person. We will make copies of this prospectus supplement and the accompanying prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus supplement and the accompanying prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling shareholder will sell any or all of the ordinary shares we registered on behalf of the selling shareholders pursuant to the registration statement, of which this prospectus supplement and the accompanying prospectus form a part. In addition, there can be no assurances that any selling shareholder will not transfer, devise or gift its ordinary shares by other means not described in this prospectus supplement.

Once sold under the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

VALIDITY OF SHARE CAPITAL

The validity of the ordinary shares being offered by means of this prospectus supplement and the accompanying prospectus has been passed upon by A&L Goodbody, Dublin, Ireland.

PROSPECTUS

Ordinary Shares

From time to time, we or selling shareholders may offer and sell our ordinary shares in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our ordinary shares. The specific terms and any other information relating to a specific offering, including the names of any selling shareholders, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

We and any selling shareholders may offer and sell our ordinary shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The net proceeds we expect to receive from sales of our ordinary shares will be set forth in the applicable prospectus supplement.

We are considered the successor to Jazz Pharmaceuticals, Inc., or JPI, for certain purposes under both the Securities Act of 1933, as amended, or the Securities Act, and Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol “JAZZ.” On January 18, 2012, the last reported sale price of our ordinary shares on The NASDAQ Global Select Market was $47.34.

Investing in our ordinary shares involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 19, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. By using a shelf registration statement, we and any selling shareholders may offer and sell our ordinary shares from time to time in one or more offerings. No limit exists on the aggregate number of shares of ordinary shares that we and any selling shareholders may sell pursuant to the registration statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering is accurate as of any date other than its respective date, regardless of when this prospectus, any prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering is delivered, or when any sale of our ordinary shares occurs. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or the applicable prospectus supplement are the property of their respective owners.

We urge you to read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of our ordinary shares being offered.

References in this prospectus to “Jazz Pharmaceuticals,” “we,” “us” and “our” refer to Jazz Pharmaceuticals Public Limited Company, a public limited company formed under the laws of Ireland, and its subsidiaries, including JPI, unless the context indicates otherwise.

This prospectus may not be used to consummate a sale of our ordinary shares unless accompanied by a prospectus supplement.

i

ABOUT JAZZ PHARMACEUTICALS PLC

Overview

We are a specialty biopharmaceutical company focused on the identification, development and commercialization of pharmaceutical products to meet important unmet medical needs in focused therapeutic areas. Our marketed products include Xyrem (sodium oxybate), which is the only product approved by the United States Food and Drug Administration, or FDA, for the treatment of both cataplexy and excessive daytime sleepiness in patients with narcolepsy; our psychiatry products, FazaClo (clozapine, USP) LD and FazaClo HD, orally disintegrating clozapine tablets indicated for treatment resistant schizophrenia, Luvox CR (fluvoxamine maleate) marketed for the treatment of obsessive compulsive disorder; Prialt (ziconotide intrathecal injection), the only non-opioid intrathecal analgesic indicated for refractory severe chronic pain; and a portfolio of women’s health and other products led by Elestrin, a clear fast-drying estradiol gel indicated for the treatment of moderate to severe vasomotor symptoms associated with menopause.

Recent Developments

On January 18, 2012, we and JPI consummated the merger contemplated by the agreement and plan of merger and reorganization, or the merger agreement, we entered into with JPI and certain other parties on September 19, 2011. In connection with the merger, we were re-named Jazz Pharmaceuticals plc and became the parent company of JPI, with JPI becoming our wholly-owned subsidiary. In the merger, all outstanding shares of JPI’s common stock were canceled and converted into the right to receive, on a one-for-one basis, our ordinary shares. Immediately after giving effect to the issuance of our ordinary shares to the former JPI stockholders in the merger, approximately 56,197,577 of our ordinary shares were outstanding, of which approximately 78% were held by the former JPI stockholders. The remaining 22% of our ordinary shares outstanding immediately after giving effect to the merger were held by persons and entities who acquired our ordinary shares prior to the merger. Our ordinary shares trade on the same exchange, The NASDAQ Global Select Market, and under the trading symbol, “JAZZ”, that the shares of JPI common stock traded on and under prior to the merger.

JPI is deemed to be the acquiring company for accounting purposes and the transaction is being accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. As a result, the historical financial statements of JPI became our historical financial statements. We are also considered to be the successor to JPI for certain purposes under both the Securities Act and the Exchange Act, and certain of JPI’s historical reports filed under the Exchange Act are incorporated by reference in this prospectus. Prior to the merger, we were known as Azur Pharma Public Limited Company, or Azur Pharma. The historical financial statements for Azur Pharma for the years ended December 31, 2010, 2009 and 2008 and for the nine months ended September 30, 2011 and 2010, and pro forma financial information related to the merger, are incorporated by reference in this prospectus from JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011. See “Where You Can Find More Information.” A brief description of the historic business of Azur Pharma prior to the merger is set forth below. More information about the historic business of Azur Pharma can be found in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011.

Historic Business of JPI

JPI’s specialty pharmaceutical business focused on the identification, development and commercialization of pharmaceutical products to meet important unmet medical needs. JPI’s marketed products, which will continue to be marketed by the combined company, are Xyrem and Luvox CR. JPI promotes these products in the United States through its experienced specialty sales force targeting sleep specialists, neurologists, pulmonologists and psychiatrists. More information about the historic business of JPI can be found in JPI’s annual and quarterly reports that are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Historic Business of Azur Pharma

Overview

Azur Pharma’s specialty pharmaceutical business focused on therapeutic products for the central nervous system, or CNS, and women’s health areas. Azur Pharma’s portfolio of products are promoted and sold in the United States. Azur Pharma’s lead marketed products, which will continue to be marketed by the combined company, are Prialt and FazaClo LD and HD. Azur Pharma also markets several women’s health products, consisting of Elestrin and Azur Pharma’s prenatal vitamins brands, Natelle and Gesticare. In addition, Azur Pharma sells a portfolio of non-promoted products including Gastrocrom, Urelle, Niravam and Parcopa. Azur Pharma’s product candidates include an oral suspension formulation of clozapine, Clozapine OS, and a once daily formulation of clozapine, Clozapine QD.

Lead Marketed Products

Prialt (ziconotide) intrathecal infusion

Prialt is an intrathecal infusion of ziconotide, approved by the FDA in December 2004 for the management of severe chronic pain in patients for whom intrathecal therapy is warranted, and who are intolerant of or refractory to other treatment, such as systemic analgesics, adjunctive therapies or intrathecal morphine. Intrathecal therapy is the delivery of the drug into the intrathecal space in the spine through an infusion system comprised of a programmable infusion pump and catheter. Ziconotide is a synthetic neuroactive peptide known as conotoxin and is the synthetic equivalent of a naturally-occurring conopeptide found in the piscivorous marine snail, Conus Magnus. Ziconotide is thought to inhibit pain signals transmitted via N-type calcium channels, most densely located in the dorsal horn of the spinal chord. Prialt is the only FDA-approved non-opioid intrathecal analgesic. Prialt is approved for use with Medtronic Inc’s SynchroMed EL and SynchroMed II programmable implantable pumps. In May 2010, Azur Pharma acquired the worldwide rights (excluding Europe) to Prialt from Elan Pharmaceuticals, Inc., or Elan, excluding those territories licensed by Elan to Eisai Co. Limited, which consist of 34 countries outside of the United States, mainly in Europe.

FazaClo LD (clozapine, USP) Orally Disintegrating Tablet and FazaClo HD (clozapine, USP) Orally Disintegrating Tablet

Azur Pharma markets FazaClo LD and FazaClo HD, which are orally disintegrating tablet formulations of clozapine, indicated for the management of severely ill schizophrenic patients who fail to respond adequately to standard drug treatment for schizophrenia and for reducing the risk of recurrent suicidal behavior in patients with schizophrenia or schizoaffective disorder who are judged to be at chronic risk for re-experiencing suicidal behavior, based on history and recent clinical state. FazaClo LD, comprising the original three lower strength presentations, was approved by the FDA in February 2004 with respect to the 25mg and 100mg tablet strengths and in May 2007 for the 12.5mg tablet strength. Azur Pharma initiated development of FazaClo HD, 150 mg and 200 mg dosage strengths, in late 2008. FazaClo HD received FDA approval in July 2010 and was launched in September 2010. FazaClo LD and FazaClo HD incorporate CIMA Labs Inc.’s DuraSolv orally disintegrating tablet technology, which enables the products to dissolve without the need to chew or to swallow with water and are currently the only orally disintegrating tablet formulations of clozapine available in the United States. In August 2007, Azur Pharma acquired the rights to FazaClo from Avanir Pharmaceuticals, Inc.

Other Products

Azur Pharma’s other products include:

•	Elestrin (estradiol gel 0.06%), indicated for the treatment of moderate to severe vasomotor symptoms (hot flashes and night sweats) associated with menopause;

•

Gastrocrom (cromolyn sodium) oral concentrate, indicated for the management of patients with mastocytosis, providing relief of associated symptoms such as diarrhea, flushing, headaches, vomiting, urticaria, abdominal pain, nausea and itching;

•	Natelle and Gesticare prescription prenatal vitamins franchises, used for improving the nutritional status of women through pregnancy and in the postnatal period;

•	Urelle, indicated for the treatment of symptoms of irritative voiding and for the relief of local symptoms, such as inflammation, hypermotility and pain that accompany lower urinary tract infections;

•

Niravam (orally disintegrating tablet presentation of alprazolam), indicated for the management of anxiety disorder or the short-term relief of symptoms of anxiety and also indicated for the treatment of panic disorder, with or without agoraphobia; and

•	Parcopa (orally disintegrating tablet presentation of carbidopa/levodopa), indicated for the treatment of symptoms associated with idiopathic Parkinson’s disease.

Development Pipeline

Azur Pharma has a number of product candidates in various stages of clinical development, which will remain under development by the combined company, including Clozapine OS and Clozapine QD.

Clozapine OS is an oral suspension formulation of clozapine currently approved and marketed by other companies in Europe and in other territories outside of the U.S. Azur Pharma licensed U.S. rights for the product from Douglas Pharmaceuticals America Limited in February 2010.

Clozapine QD is expected to provide the benefits of once-daily dosing of clozapine. This formulation is designed to enable faster titration to therapeutic effect relative to existing immediate release formulations of clozapine.

Corporate Information

We are a public limited company formed under the laws of Ireland (registered number 399192) in March 2005. We were originally formed as a private limited liability company under the name Azur Pharma Limited and were subsequently re-registered as a public limited company under the name Azur Pharma Public Limited Company in October 2011. In connection with the merger, we were re-named Jazz Pharmaceuticals plc and became the parent company of and successor to JPI. Our principal executive offices are located at 45 Fitzwilliam Square, Dublin 2, Ireland. Our telephone number is 011-353-1-634-4183. Our website address is www.jazzpharmaceuticals.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors identified in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, as well as under the section entitled “Risk Factors” contained in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011 and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC after the date of this prospectus, in addition to the other information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectuses we have authorized for use in connection with a specific offering, before deciding whether to purchase any of our ordinary shares. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ordinary shares, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the expected synergies and other benefits, including tax, financial and strategic benefits, of the merger to us and our shareholders;

•	future sales of Xyrem and our other products;

•	our ability to obtain adequate clinical and commercial supplies of our product candidates and products from current and new single source suppliers and manufacturers;

•	our ability to protect our intellectual property and defend our patents; and

•	the sufficiency of our cash resources and our expectations regarding our future cash flow, expenses, revenues, financial results and capital requirements.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we have authorized for use in connection with a specific offering, in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011 and incorporated by reference in this prospectus, and in under similar headings in our future reports that we file with the SEC and that are incorporated by reference in this prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in the applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from our sale of our ordinary shares for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and product candidates that are complementary to our own. Pending these uses, we expect to invest the net proceeds in investment-grade, interest-bearing securities. We will not receive any of the proceeds from sales of our ordinary shares by selling shareholders, if any, pursuant to this prospectus.

SELLING SHAREHOLDERS

If the registration statement of which this prospectus is a part is used by any selling shareholder for the resale of any ordinary shares registered thereunder, information about such selling shareholder, its beneficial ownership of our securities and its relationship with us will be set forth in a post-effective amendment to the registration statement, in a supplement to this prospectus, or in one or more documents incorporated by reference in this prospectus or the applicable prospectus supplement.

VALIDITY OF SHARE CAPITAL

Unless otherwise stated in the applicable prospectus supplement, the validity of the ordinary shares being offered hereby will be passed upon by A&L Goodbody, Dublin, Ireland.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of JPI included in its annual report on Form 10-K for the year ended December 31, 2010, and the effectiveness of JPI’s internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. JPI’s financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Azur Pharma and subsidiaries as of December 31, 2010 and December 31, 2009, and for each of the years in the three-year period ended December 31, 2010, have been incorporated by reference into this prospectus and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a public limited company formed under the laws of Ireland, and certain of our officers and directors are or may in the future be residents outside the United States. All or a substantial portion of our assets or the assets of such non-resident persons may be located outside of the United States. As a result, it may not be possible to effect service of process within the United States upon such persons or us, or to enforce against such persons or us in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. We have been advised by counsel that there is doubt as to the enforceability in Ireland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. Consequently, it may be difficult for investors to enforce against us, our directors or our officers in Ireland judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we or JPI have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we or JPI filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we and JPI have filed with the SEC (Commission File No. 001-33500):

•	JPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 8, 2011;

•

the information specifically incorporated by reference into JPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 from JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on April 12, 2011;

•	JPI’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, filed with the SEC on May 9, 2011, August 3, 2011 and November 8, 2011, respectively;

•

JPI’s Current Reports on Form 8-K filed with the SEC on January 7, 2011, February 11, 2011, March 9, 2011, March 28, 2011, April 19, 2011, May 25, 2011, September 19, 2011, October 28, 2011, November 10, 2011, December 12, 2011 and January 13, 2012;

•	the information under the section entitled “Risk Factors” in JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

•

the audited consolidated financial statements of Azur Pharma, including the consolidated balance sheets of Azur Pharma and subsidiaries as of December 31, 2010 and 2009, and the related audited consolidated income statements and audited consolidated statements of comprehensive income, cash flows, and changes in shareholders’ equity for each of the years in the three-year period ended December 31, 2010, the notes related thereto and the report of KPMG, independent registered public accounting firm, included on pages F-1 to F-33 of JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

•

the unaudited interim condensed consolidated financial statements of Azur Pharma, including the unaudited interim condensed consolidated balance sheets of Azur Pharma and subsidiaries as of September 30, 2011 and the unaudited interim condensed consolidated income statements and unaudited interim condensed consolidated statements of comprehensive income, cash flows, and changes in shareholders’ equity for the nine month periods ended September 30, 2011 and 2010, and the notes related thereto, included on pages F-34 to F-50 of JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

•

the unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2011 and for the year ended December 31, 2010, and the notes and other information related thereto included under the section entitled “Unaudited Pro Forma Combined Financial Data” in JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

•

the comparative historical and unaudited pro forma per share data and the other information related thereto included under the section entitled “Comparative Historical and Unaudited Pro Forma Per Share Data” in JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011; and

•

our Current Report on Form 8-K filed with the SEC on January 18, 2012 (which evidences the registration of our ordinary shares under Section 12(b) of the Exchange Act and includes therein a description of our ordinary shares).

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports or portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC by us or on behalf of JPI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the ordinary shares made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document that we or JPI previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Jazz Pharmaceuticals plc

Attn: Investor Relations

c/o Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, California 94304

Telephone: +1 (650) 496-3777